STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TETON ADVISORS, INC.

Teton Advisors, Inc. (the "**Corporation**"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "**DGCL**"), hereby certifies, pursuant to Section 242 of the DGCL:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") is hereby amended as follows:

1. Subparagraph A of the paragraph entitled FOURTH in the Certificate of Incorporation is deleted and replaced in its entirely with the following:

   A. Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue is Seven Million Five Hundred Thousand (7,500,000) shares, which shall be divided into three classes, consisting of Five Million One Hundred and Fifty Thousand (5,150,000) shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), Two Million (2,000,000) shares of Class B Common Stock, par value $0.001 par value (the "Class B Common Stock"), and Three Hundred and Fifty Thousand (350,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL and has been consented to by the requisite vote of the stockholders of the Corporation at a meeting called in accordance with Section 222 of the DGCL.

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, Teton Advisors, Inc. has caused this certificate to be signed by its duly authorized officer on this 24 day of May, 2022.

TETON ADVISORS, INC.

By: [signature]

Name: PATRICK HUVANE

Title: Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TETON ADVISORS, INC.

Teton Advisors, Inc. (the "**Corporation**"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "**DGCL**"), hereby certifies, pursuant to Section 242 of the DGCL:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") is hereby amended as follows:

1. A new paragraph entitled NINTH **is added at the end of the paragraph entitled EIGHTH** in the Certificate of Incorporation as follows:

   NINTH: A. Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, (i) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) and (ii) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the "Securities Act"), to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this paragraph NINTH, the phrase "internal corporate claims" means claims, including claims in the right of the Corporation, that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the GCL confers jurisdiction upon the Court of Chancery. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this paragraph NINTH. As used herein, "Person" shall mean any individual, corporation, joint-stock company, governmental entity, general or limited partnership, limited liability company, joint venture, trust, association or organization (whether or not formed or incorporated), or any other entity. Notwithstanding the foregoing, the provisions of this paragraph NINTH shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

   B. Enforceability. If any provision of this paragraph NINTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this paragraph NINTH (including, without limitation, each portion of any sentence of this paragraph NINTH containing any such provision held to be invalid,

illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL and has been consented to by the requisite vote of the stockholders of the Corporation at a meeting called in accordance with Section 222 of the DGCL.

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, Teton Advisors, Inc. has caused this certificate to be signed by its duly authorized officer on this 24 day of May, 2022.

TETON ADVISORS, INC.

By: [signature]
Name: Patrick Huvane
Title: Chief Financial Officer